                                                                  EXHIBIT 10.z

                                AGREEMENT OF SALE


     AGREEMENT OF SALE (this "Agreement") made this 5th day of April, 2001 by and among FLIP/BRE II, INC., a New Jersey corporation ("FLIP"); MBP/BRE, L.L.C., a New Jersey limited liability company ("MBP"); OIP/BRE, L.L.C., a New Jersey limited liability company ("OIP"); and NJA/BRE, L.L.C., a New Jersey limited liability company ("NJA/BRE"; FLIP, MBP, OIP and NJA/BRE are sometimes together and individually referred to as "Seller"), and CK BERGEN ASSOCIATES, L.L.C., a New Jersey limited liability company ("Buyer").

                                    WITNESS:

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. SALE AND PURCHASE. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, upon the terms and conditions set forth in this
Agreement:

        (a) REAL PROPERTY. Those certain lots or parcels of ground situate in the State of New Jersey and more fully described by metes and bounds on Exhibit "A" to this Agreement, together with the buildings and improvements situate thereon (the "Premises"), together with all the rights and easements appurtenant to the Premises, including any right, title and interest of Seller (if any) in and to adjacent streets and rights-of-way; and

        (b) PERSONAL PROPERTY. The fixtures, furnishings, equipment and other items of personal property owned by Seller and located on, and used in connection with the operation of, the Premises which are listed on Exhibit "B" to this Agreement (collectively, the "Tangible Personal Property"); and

        (c) INTANGIBLE PERSONAL PROPERTY. The interests of Seller in the intangible personal property listed below:

           (i) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) and other similar documentation for or with respect to the Premises or any part thereof (all to the extent assignable or transferable), to the extent in the possession of Seller;

           (ii) all warranties and guaranties issued in connection with the Premises (all to the extent assignable or transferable);



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           (iii) all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other instrumentality (all to the extent assignable or transferable) with respect to the Premises; and

           (iv) all of Seller's rights, title and interests in and to the Existing Leases, as hereinafter defined.

(all of the foregoing, collectively, the "Intangible Personal Property").

        (d) PERSONAL PROPERTY. The Tangible Personal Property and the Intangible Personal Property are sometimes collectively referred to in this Agreement as the "Personal Property."

     2. PURCHASE PRICE. The purchase price to be paid by Buyer to Seller for the Premises and the Personal Property is the sum of Seventy-Five Million Fifty Thousand Dollars ($75,050,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

        (a) DEPOSIT.

           (i) The sum of One Million Nine Hundred Thousand Dollars ($1,900,000.00) (the "Deposit") upon the execution of this Agreement.

           (ii) Buyer shall deliver the Deposit by the delivery of Buyer's certified check, by bank check, subject to collection, or by wire transfer of funds payable to the order of Chicago Title Insurance Company (the "Escrowee"). The Escrowee shall immediately present Buyer's checks for collection, if applicable, and then, pending consummation of this transaction, hold the Deposit in escrow in accordance with the provisions of Paragraph 21.

        (b) ASSUMPTION OF LOAN. Buyer's assumption of and agreement to pay the outstanding balance of the loan as of the Closing Date, as hereinafter defined, (the "Existing Loan") evidenced by those certain Promissory Notes (the "Existing Notes") dated September 22, 1997 in the original aggregate principal amount of $45,000,000.00 from Seller, as maker, to Nomura Asset Capital Corporation, as payee ("Lender") as more particularly set forth on Schedule 2(b)(i) attached hereto. As of February 28, 2001, the outstanding principal balance of the Existing Loan is estimated to be $42,865,000.00. The Existing Notes are secured by, among other instruments, those certain Mortgages, Assignments of Rents, Security Agreement and Fixture Filing dated September 22, 1997 encumbering the Premises between Seller and Lender (the "Existing Mortgages"). The Existing Mortgages are more particularly set forth on Schedule 2(b)(ii) attached hereto.



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        (c) CLOSING PAYMENT. The balance of the Purchase Price (the "Closing
Payment") at closing (the "Closing") by wire transfer of immediate United States federal funds to Seller's account at a bank designated by Seller.

     3. CLOSING. The Closing shall take place on July 15, 2001 ("Closing Date") at the offices of Seller's counsel, Connell Foley LLP, 85 Livingston Avenue, Roseland, NJ 07068. Seller shall have the right to extend the Closing Date for any reason for a period of fifteen (15) days upon written notice to the other party, and thereafter for an additional period of thirty (30) days upon the consent of GMAC or Buyer's other lender/equity participant. Buyer shall have the right to extend the Closing Date for a period of up to forty five (45) days upon written notice to Seller in the event that the Lender does not approve Buyer's assumption of the Existing Loan and/or Buyer's lender/equity participant is not in a position to close on or before the Closing Date. Buyer will have an additional right to extend the Closing Date for an additional sixty (60) days in the event that the Lender does not approve Buyer's assumption of the Existing Loan because of the financing structure proposed by GMAC or Buyer's other lender/equity participant. This sixty (60) day extension is also exercisable if GMAC is not the lender/equity participant and notice as such has been given by Buyer to Seller within forty five (45) days of the date of this Agreement. In the event that the Lender does not approve Buyer's assumption of the Existing Loan or agree to release Seller pursuant to Paragraph 10(b)(iii) below, then either party may terminate this Agreement and the Deposit shall be paid to Seller. Notwithstanding the foregoing, in the event that Lender requires, as a condition of its approval of the assumption of the Loan, that Buyer assume or replace the existing McBride guaranty to Lender, then Buyer can terminate the Agreement and in such case the Deposit shall be paid to Buyer. Upon the termination of this Agreement pursuant to the provisions of this Paragraph 3, this Agreement shall be null and void, neither party shall have any further rights or obligations under this Agreement (except for the confidentiality and indemnity obligations of Buyer to Seller as set forth in Paragraph 16 of this Agreement which shall survive the cancellation of this Agreement), and all executed counterparts of this Agreement shall be returned to Seller.

     4. CONDITION OF TITLE.

        (a) TITLE TO PREMISES. Fee simple title to that portion of the Premises owned by each party comprising Seller shall be conveyed to Buyer at the completion of Closing by Seller's bargain and sale deeds with covenants against grantor's acts in the form of Exhibit F-1 to this Agreement (the "Deeds"), excluding from Seller's warranty the Permitted Title Exceptions (defined below). Title to the Personal Property shall be conveyed to Buyer at the completion of Closing by bills of sale in the form of Exhibit F-2 to this Agreement (the "Bills of Sale"). Title to the Premises shall be such as will be insured as good and marketable (at Buyer's sole cost and expense) by Escrowee pursuant to the standard stipulations and conditions of the most current form of ALTA Policy of Owner's Title Insurance in use in the state in which the Premises is located, free and clear of all liens and encumbrances except for the Permitted Title Exceptions. The term "Permitted Title Exceptions" shall mean the Existing Leases, as defined below, and the additional title exceptions set forth on Exhibit "C" to this Agreement. Title to the Personal Property shall also be subject to the


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Permitted Title Exceptions. Since Buyer has obtained current title insurance commitments for the Premises ("Buyer's Commitments"), Buyer agrees that all exceptions to title set forth in the Buyer's Commitments and all other easements, restrictions, agreements and matters of record as of the effective date of Buyer's Commitments are deemed to be and constitute Permitted Title Exceptions (in addition to those set forth on Exhibit C to the Agreement. Buyer shall provide Seller with copies of Buyer's Commitments on or before the date hereof.

        (b) FAILURE OF TITLE. If on the Closing Date title to the Premises is not insurable because of a material defect in title arising during the period from the date hereof until Closing (the "Title Run-Down") and which Seller cannot cure prior to the Closing Date, Buyer may elect, as its sole right and remedy, either (i) to take such title to the Premises as Seller can convey, with abatement of the Purchase Price only to the extent of monetary liens of a definite, fixed and ascertainable amount not in excess of the Purchase Price or
(ii) to terminate this Agreement and receive on written demand to Seller and Escrowee the return of the Deposit. Upon the return of the Deposit, this Agreement shall be null and void, neither party shall have any further rights or obligations under this Agreement (except for the confidentiality and indemnity obligations of Buyer to Seller as set forth in Paragraph 16 of this Agreement which shall survive the cancellation of this Agreement), and all executed counterparts of this Agreement shall be returned to Seller.

        (c) TENANT PURCHASE RIGHTS. Except as otherwise set forth on Schedule 4(c), no tenant of the Premises has purchase rights or rights of first refusal to purchase the Premises.

     5. POSSESSION. Possession of the Premises and the Personal Property is to be given by Seller to Buyer at the completion of Closing by delivery of the Deeds and the Bills of Sale.

     6. LEASES; AGREEMENTS.

        (a) EXISTING LEASES. Seller shall not amend any Existing Lease, as defined below, in any material respect or execute any new or renewal lease, license, or other agreement affecting the ownership or operation of all or any portion of the Premises nor may Seller execute any new lease or renewal lease at a net effective rent less than that set forth in the Confidential Offering Memorandum prepared by CB Richard Ellis, Inc., without the prior consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this paragraph, net effective rent will include a deduction for tenant improvements, leasing commissions, and rollover downtime prorated over the new lease term. All existing leases listed on Exhibit "D" to this Agreement, together with lease amendments and new leases entered in accordance with this Paragraph, are collectively called the "Existing Leases". Without limiting the effect of any other condition to Closing contained in this Agreement, the termination of any of the Existing Leases prior to Closing by reason of the expiration of its term or by reason of the tenant's default or exercise of a termination right shall not excuse Buyer from its obligation to complete Closing and to pay the Purchase Price.



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        (b) EXISTING AGREEMENTS. Seller shall also assign to Buyer at the completion of Closing, to the extent assignable, Seller's interests under the existing agreements listed on Exhibit "E" to this Agreement (collectively, the "Existing Agreements"), which to the best of Seller's knowledge, constitutes an exclusive list of the Existing Agreements. Seller shall, prior to Closing, have the right to enter into new service agreements, provided any such agreement shall be terminable without penalty on not more than thirty (30) days' notice. Seller shall promptly provide Buyer with a copy of any new service agreement. All such new service agreements shall also constitute Existing Agreements. The termination of any of the Existing Agreements prior to Closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price. Seller shall cause its existing management agreement with Keystone Realty Services, Inc. ("Manager") to be terminated as of Closing.

        (c) ASSIGNMENT AND ASSUMPTION. At Closing, Seller and Buyer shall execute and acknowledge an assignment and assumption agreement in the form of Exhibit "G" to this Agreement (the "Assignment and Assumption Agreement") pertaining to the Existing Leases and the Existing Agreements.

     7. APPORTIONMENTS.

        (a) ITEMS TO BE APPORTIONED. Real estate taxes and annual municipal or special district assessments (on the basis of the actual fiscal years for which such taxes are assessed), lienable water and sewer rentals, sums paid to or paid or payable by Seller under the Existing Agreements, prepaid fees for licenses and permits to remain in effect for Buyer's benefit after closing, rent and other sums paid to Seller under the Existing Leases and such other items as are customarily adjusted between sellers and buyers of real estate, shall be apportioned at Closing pro rata between Buyer and Seller on a per diem basis as of the Closing Date, with Buyer to receive the economic benefits and burdens of ownership for the Closing Date.

        (b) TENANT PASS-THROUGHS. If the apportionment of any "escalation" payments relating to operating expenses, real estate taxes and assessments or other additional rent payments under any of the Existing Leases on account of periods prior to Closing and on account of sums which are attributable to expenses incurred by the lessor for periods of time prior to Closing, cannot be precisely determined at the time of Closing, Seller and Buyer shall reasonably estimate the apportionment of such sums, and such estimated sums shall be apportioned pro-rata between Buyer and Seller on a per diem basis as of the Closing Date. A post-Closing adjustment shall be made, if necessary, between Buyer and Seller for such apportioned items within thirty (30) days after such sums can be precisely determined.

        (c) TENANT SECURITY DEPOSITS. At Closing, Seller shall credit against the Purchase Price the amount of all cash security deposits payable to tenants then held by or for Seller under the Existing Leases, together with an amount equal to interest thereon as may be required by law or under the terms of an Existing Lease, as more particularly set forth on Schedule 7(c) attached hereto,


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to be paid to any such tenants. At Closing, Seller shall instruct each tenant, as more particularly set forth in Schedule 7(c), whose security deposit consists of a letter of credit to cause such letter of credit to be amended to name Buyer as the beneficiary thereunder.

     (d) ARREARAGES.

           (i) RENT ARREARAGES. No prorations shall be made at Closing with respect to delinquent rents. Any payments received by Buyer after the Closing Date from a tenant under any of the Existing Leases in arrears on account of rentals or other sums which are applicable to periods prior to Closing, shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods prior to Closing shall immediately be paid by Buyer to Seller; provided all payments by such tenants after Closing will be deemed as being applicable, first, as against current month's rental due, then, as against such arrearages which existed as of Closing. Seller shall be deemed to have retained all claims existing against tenants for arrearages under any of the Existing Leases as of Closing.

           (ii) ACCOUNTING. Until the earlier to occur of (A) such time as Seller shall have received in full all sums which are potentially payable to it on account of any of the Existing Leases as provided in subparagraph 7(d)(i) or
(B) twelve (12) months after Closing, Buyer shall provide to Seller after Closing a monthly statement of rent received by Buyer under any of the Existing Leases for those tenants pursuant to which Seller might be entitled to payments as provided in said subparagraph.

        (e) LEASING COMMISSIONS; TENANT IMPROVEMENTS. Seller shall pay or provide Buyer with a credit against the Purchase Price and retain responsibility for all leasing commissions and tenant improvement allowances set forth on
Schedule 7(e) due on or before the Closing Date in connection with or arising out of the negotiation, execution and delivery of the Existing Leases. At Closing, Buyer shall reimburse Seller for all leasing commissions and tenant costs actually paid or payable by Seller (A) except as set forth below, for lease transactions entered after the date of this Agreement in accordance with Paragraph 6(a) of this Agreement and (B) as a result of any renewal or expansion of Existing Leases which occurs between the date of this Agreement and the Closing Date which is effectuated pursuant to existing renewal or expansion options under Existing Leases. Seller shall provide Buyer with invoices and evidence of Seller's payment of such costs for which Buyer is to reimburse Seller. Buyer shall timely pay after the Closing Date all leasing commissions and tenant costs which become due and payable after the Closing Date in connection with or arising out of the negotiation, execution and delivery of the Existing Leases . Tenant costs include tenant improvement costs and if the lease(s) so provides moving costs, design costs incurred by the tenant, lease buyout costs and tenant inducement costs. Buyer and Seller agree that the portion of any leasing commission due and payable pursuant to a written commission agreement by and between Seller and McBride Corporate Real Estate, Inc. ("McBride") on any lease renewal for any of the Existing Leases in excess of the amount of five percent (5%) (the "Override") shall be paid by Seller, as set forth in Exhibit D. The parties agree that the amount of any such leasing commissions up to and including the amount of five percent (5%) shall be paid by Buyer. (At Closing, Seller shall


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deliver a letter from McBride confirming the foregoing regarding the
Override.) Seller represents to the best of its knowledge that: (A) Schedule 7(e) is a complete listing of any leasing agreements with respect to any extensions, expansions, modifications or renewals of the Existing Leases; and
(B) to the extent that Seller derives the benefit of new rental payments between the date of this Agreement and the Closing Date for new leases entered into during such period, any leasing commission or tenant costs due shall be prorated between Seller and Buyer on the basis of the period of time the respective party derived a benefit from the new lease. In addition, Buyer will reimburse Seller for the prorated leasing commissions and tenant costs on Schedule 7(e)(e) for leases executed and approved by Buyer prior to the Closing Date. The provisions of this Paragraph 7(e) shall survive Closing and delivery of title to the Premises.

        (f) NO TAX BILL. If, on the Closing Date, bills for real estate taxes imposed upon the Premises for the tax fiscal years in which closing occurs have been issued but shall not have been paid, such taxes shall be paid at the time of Closing. If such bills shall not have been issued on the Closing Date, the amount of the taxes shall be reasonably estimated by Seller and Buyer based upon the then current assessment and anticipated tax rate, and the portions of such taxes to be borne by Buyer and Seller shall be deposited in escrow with the Escrowee, to be disbursed by Escrowee promptly after the real estate tax bills have been issued for the payment of such tax bills. If the actual taxes are greater than the amounts estimated, Seller and Buyer shall each pay to the Escrowee, on demand, its pro rata share of such excess.

        (g) UTILITY READINGS. Seller shall use reasonable efforts to obtain readings of the water and electric meters on the Premises to a date no sooner than two (2) business days prior to the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings. However, if after reasonable efforts Seller is unable to obtain readings of any meters prior to Closing, Closing shall be completed without such readings and upon the obtaining thereof after closing, Seller shall pay the charges incurred prior to Closing as reasonably determined by the Seller and Buyer based upon such readings.

        (h) TRANSFER TAXES. Seller shall pay all realty transfer taxes imposed upon the delivery and/or recording of the Deed(s) and calculated upon the Purchase Price.

        (i) ASSUMPTION FEES AND COSTS. Buyer shall pay at Closing fifty (50%) percent of any fee, whether denominated an assumption fee, administrative fee, facility fee, commitment fee, or otherwise of Lender. Buyer shall also pay at Closing all costs and expenses of Lender, including, without limitation, Lender's attorneys' and auditor's fees, costs of third party consultants, appraisals, environmental and engineering reports, servicer and trustee costs and expenses, and title insurance costs and premiums which are payable in connection with the assignment and assumption of the Existing Loan. If required by Lender, Buyer shall form, at its own cost and expense, one or more special purpose bankruptcy remote entities to take title to the Premises and to assume the Existing Loan.



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        (j) LENDER ESCROWS. Attached hereto as Schedule 7(j) is a list of monies escrowed with Lender for which Seller shall be entitled to a credit on the Closing Date.

     8. SELLER'S REPRESENTATIONS AND WARRANTIES.

        (a) Seller represents and warrants to Buyer as follows:

           (i) ORGANIZATION.

              (A) FLIP is a corporation, duly organized and validly existing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as now conducted.

              (B) MBP, OIP and NJA/BRE are limited liability companies, duly organized and validly existing under the laws of the State of New Jersey and have all requisite limited liability company power and authority to carry on their businesses as now conducted.

           (ii) AUTHORIZATION. Seller has the requisite partnership, corporate and/or limited liability power and authority to enter into and perform this Agreement, and Seller has duly authorized the execution of this Agreement.

           (iii) NO CONDEMNATION. To Seller's knowledge, there are no existing or pending condemnation proceedings or deeds in lieu of condemnation affecting the Premises, nor, to Seller's knowledge, have any such condemnation proceedings been threatened.

           (iv) NO NOTICES. Except as set forth in Schedule 8(a)(iv) to this Agreement, Seller has not received any written notice from any public authority asserting the existence of any presently uncorrected violation of any ordinance, public regulation or statute with respect to the Premises ("Notice of Violation"). In the event that Seller receives any such Notice of Violation prior to the Closing Date, Seller's obligation to remedy such Notice of Violation should not exceed $100,000.00 singularly or in the aggregate. In the event the cost of remediation shall exceed $100,000.00, and the Seller elects not to cure the violations or pay such additional amount to remediate the violations, Buyer shall have the option of either (1) taking a credit of $100,000.00 from the Seller and proceeding to closing, whereupon Buyer shall be solely responsible for remedying the violations, or (2) Buyer shall have the right to terminate this Agreement, whereupon the Deposit plus interest shall be returned to the Buyer and this Agreement shall be null and void. Buyer represents and warrants that Buyer shall not request or encourage an inspection(s) of the Premises by any federal, state or municipal official(s) having jurisdiction over the Premises in connection with Buyer's due diligence with respect to a Notice of Violation(s).

           (v) NO PROCEEDINGS. Except as set forth on Schedule 8(a)(v) to this Agreement, Seller has received no written notice of any pending actions, suits or proceedings against


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Seller or the Premises which are not covered by Seller's insurance nor, to
Seller's knowledge, is there any action, suit or proceeding against Seller or the Premises threatened which would materially and adversely affect the Premises or Seller's ability to perform its obligations under this Agreement.

           (vi) EXISTING LEASES. The list of Existing Leases attached to this Agreement as Exhibit "D" is true, correct and complete in all material respects. To Seller's knowledge, all of the Existing Leases listed on Exhibit "D" are, except as otherwise noted thereon, in full force and effect and Seller has received no notice of default from any of the tenants thereunder which remains uncured. To Seller's knowledge, except as otherwise noted on Exhibit "D", Seller and none of the tenants are in default under the respective Existing Lease (except for rental obligations for the current month) in any material respect. Except as set forth on Exhibit "D", Seller has received no prepayments of rent under any Existing Lease. Except as set forth on Exhibit "D", all tenant allowances payable to the date of this Agreement have been paid in full, and all tenant improvement obligations of the Landlord under the Existing Leases to be performed to the date of this Agreement have been materially completed. The copies of the Existing Leases previously delivered by Seller to Buyer or made available by Seller to Buyer for review are true and complete copies in all material respects of such Existing Leases and the same have not been further amended, modified or supplemented.

           (vii) EXISTING AGREEMENTS. Exhibit "E" is a true, correct and complete list of all Existing Agreements to which Seller is a party or by which Seller is bound for the provision of services to or management of the Premises. Seller has delivered to Buyer true and correct copies of all Existing Agreements. There are no service agreements which Seller has executed affecting the Premises other than those listed on Exhibit "E".

           (viii) EXISTING LOAN. Attached as Exhibit "L" to this Agreement is a schedule of documents evidencing and securing the Existing Loan, together with copies of the loan documents listed on such schedule (the "Loan Documents"). The copies of the Loan Documents set forth on Exhibit "L" are true, correct and complete in all material respects. The Loan Documents have not been modified or amended, except as may be set forth on Exhibit "L", and remain in full force and effect. Seller has received no written notice from Lender asserting a default under the Exiting Loan.

           (ix) TAX APPEALS. Buyer shall have the right to file real estate tax appeals for the Premises, between the date of this Agreement and the Closing Date upon Seller's prior consent which shall not be unreasonably withheld or delayed. If any tax appeals are currently pending with respect to the Premises, Seller shall cause Buyer's attorney to be substituted as counsel and any awards shall be adjusted according to the respective party's period of ownership after any expenses have been paid.

           (x) SECURITY DEPOSITS. Seller agrees not to apply any tenant security deposits to rent or other amounts due for any tenants in possession as of the Closing Date.



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        (b) All references in this Paragraph 8 or elsewhere in this Agreement to
"Seller's knowledge" or "Seller's actual knowledge" shall refer solely to the actual knowledge (without independent investigation) of Stephen J. Butte, an officer of Keystone Property Trust, and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall not include imputed or constructive knowledge.

     9. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as follows:

        (a) ORGANIZATION. Buyer is a limited liability company duly organized and validly existing under the laws of the State of New Jersey and has all requisite power and authority to carry on its business as now conducted.

        (b) AUTHORIZATION. Buyer has the requisite power and authority to enter into and perform this Agreement and Buyer has duly authorized the execution of this Agreement.

        (c) Buyer shall diligently pursue all financing in connection with the acquisition of the Premises and shall promptly file or cause to be filed all necessary application(s) and third party reports.

        (d) Within seven (7) days of Seller's request, Buyer shall submit to Seller an allocation of the Purchase Price for each of the properties comprising the Premises.

     10. CONDITIONS TO CLOSING.

        (a) BUYER'S CONDITIONS. Buyer shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied on the Closing Date:

           (i) TITLE POLICY. The Title Run-Down for the Premises undertaken by Escrowee shall not contain any material defects in title occurring after the date hereof until Closing not otherwise curable by Seller prior to the Closing Date.

           (ii) ACCURACY OF REPRESENTATIONS. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date in all material respects.

           (iii) TENANT ESTOPPEL CERTIFICATES. Seller shall have obtained and delivered to Buyer by Closing Tenant Estoppel Certificates (as defined below) for (A) tenants constituting 75% of the total aggregate net rentable square footage for all of the Premises; and (B) tenants listed on Schedule 10(a)(iii) to this Agreement. (Those tenants set forth in Schedule 10(a)(iii) are hereinafter referred to as the "Major Tenants"). Seller may satisfy these conditions by delivering to Buyer at


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Closing Tenant Estoppel Certificates executed by Seller ("Seller
Estoppels") with respect to the Major Tenants for which no Tenant Estoppel Certificate is obtained. Each Seller Estoppel shall cease to be effective, and Seller's obligations thereunder will terminate, upon the earlier of receipt from the applicable tenant of a Tenant Estoppel Certificate consistent with the requirements of this Paragraph or twelve (12) months after Closing. The term "Tenant Estoppel Certificate" shall refer to a written statement in substantially the form of the Tenant Estoppel Certificate set forth on Exhibit "H-1" to this Agreement or in the form which any tenant is required to give under its lease. Buyer agrees not to object to any non-material qualifications or modifications, including any "knowledge" qualification as to defaults which a tenant may make to the form of Tenant Estoppel Certificate. If any tenant has a valid claim which would entitle it to set-off the amount of the claim against rent due under such tenant's lease and the amount of such claim is ascertainable, Seller shall have the right, at its sole option, to give Buyer a credit against the Purchase Price in the amount of the claim and, in such event, Buyer shall, subject to the provisions of this Agreement, complete Closing subject to such claim and shall automatically be deemed to release and indemnify Seller from and against all liability in connection therewith. With respect to any Tenants from whom the Seller does not obtain Tenant Estoppel Certificates, Seller shall deliver a landlord estoppel certificate representing that there are no rent concessions. The Seller's landlord estoppel certificate shall survive through the end of the respective lease term(s).

           (iv) At Closing, Seller shall deliver to Buyer either (1) an executed lease extending the term of the lease with the tenant, Aramis, Inc., in the building located at 5 Thornton Drive, Oakland, New Jersey, substantially in accordance with the terms and conditions set forth in Schedule 10(a)(iv) attached hereto or (2) alternatively, Seller shall deliver to Buyer a waiver of tenant's right of first refusal as provided in paragraph 29 of its lease with Seller. If Seller cannot deliver said executed lease or waiver at Closing, either party shall have the right to terminate the Agreement, provided however, prior to the Seller having the right to terminate the Agreement, Buyer shall have the opportunity, but not the obligation, for a period of thirty (30) days to negotiate a lease extension with Aramis, Inc. In the event of a termination hereunder, the Deposit shall be returned to the Buyer and the parties shall have no further obligations under the Agreement. Seller and Buyer agree that the Third Amendment to Lease Extension Agreement dated as of May 1, 2000 between NJA/BRE and Aramis, Inc. satisfies the condition specified in Paragraph 10(a)(iv) of the Agreement.

           (v) At Closing, Seller shall deliver to Buyer a seven (7) year lease renewal with the Reckitt Benckiser, Inc. (formerly Reckitt & Coleman, Inc.) ("Reckitt Benckiser") for the building located at 1655 Valley Road, Wayne, New Jersey, substantially in accordance with the terms and conditions set forth in
Schedule 10(a)(v) attached hereto. If Seller is unable to deliver an executed lease at Closing for said terms and conditions, or alternatively, upon terms and conditions mutually acceptable to Seller and Buyer, Seller shall provide Buyer with a credit of $1,000,000.00 against the Purchase Price. Buyer shall be responsible for all leasing and tenant improvement costs associated with any Reckitt Benckiser lease renewal amendment in accordance with the terms of the amended Reckitt Benckiser lease and Schedule 7(e) of the Agreement. Buyer further agrees to reimburse Seller at Closing for all leasing commissions and tenant costs incurred



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

by Seller or due and payable in connection with the lease renewal by and between Seller and Reckitt Benckiser and in accordance with Paragraph 7(e).

        (b) SELLER'S CONDITIONS. Seller shall not be obligated to complete Closing under this Agreement unless each of the following conditions shall be satisfied on the Closing Date:

           (i) BUYER'S PERFORMANCE. Buyer shall have paid the Purchase Price and shall have complied with and performed in all material respects all of its other obligations under this Agreement.

           (ii) ISRA. Seller shall have obtained Evidence of ISRA Compliance (as such term is defined in Paragraph 22 of this Agreement).

           (iii) LOAN ASSUMPTION. Upon the assumption of the Existing Loan, Lender shall have agreed to release Seller, under the Existing Loan, from all liability under the Existing Loan pursuant to a release agreement in a form reasonably acceptable to Seller and its counsel.

     11. SELLER'S DELIVERIES AT CLOSING.

        (a) SELLER'S DELIVERIES. On the Closing Date, each party comprising Seller shall deliver or cause to be delivered to Escrowee for delivery to Buyer upon the completion of Closing the following:

           (i) DEEDS. The Deeds and any necessary transfer tax documents.

           (ii) BILLS OF SALE. The Bills of Sale.

           (iii) ASSIGNMENT AND ASSUMPTION AGREEMENTS. The Assignment and Assumption Agreements.

           (iv) AUTHORITY DOCUMENTS. A resolution evidencing Seller's authorization of the transaction contemplated by this Agreement and an incumbency certificate to evidence the capacity of the signatories for Seller.

           (v) FIRPTA CERTIFICATIONS AND TITLE AFFIDAVITS. The Certification in the form attached to this Agreement as Exhibit "I" with respect to the Foreign Investment in Real Property Tax Act (Internal Revenue Code Section 1445, as amended, and the regulations issued thereunder) and a title affidavit in favor of Escrowee in the form of Exhibit "J" to this Agreement (which affidavit in no event will expand Seller's warranty contained in the Deed).

           (vi) KEYS. All keys, codes and other security devices for the Premises.



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           (vii) BOOKS AND RECORDS. Copies (to the extent in Seller's possession) of all books and records for the orderly transition of operation of the Premises.

           (viii) ORIGINAL DOCUMENTS. The originals (to the extent in Seller's possession) of all Existing Leases, Existing Agreements, tenant files and Intangible Personal Property.

           (ix) SELLER'S CLOSING CERTIFICATE. Seller's Closing Certificate in the form of Exhibit "K" to this Agreement.

           (x) CLOSING STATEMENT. An executed original closing statement setting forth the Purchase Price and prorations between the parties.

           (xi) OTHER DOCUMENTS. Any other documents which Seller is obligated to deliver to Buyer pursuant to this Agreement.

        (b) BUYER'S DELIVERIES. On the Closing Date, Buyer will deliver to Escrowee for delivery to Seller upon the completion of Closing the following:

           (i) ASSIGNMENT AND ASSUMPTION AGREEMENTS. The Assignment and Assumption Agreements.

           (ii) AUTHORITY DOCUMENTS. A corporate resolution or partnership resolution executed by the general partners, as the case may be, and an incumbency certificate to evidence the capacity of the signatory for Buyer.

           (iii) PURCHASE PRICE. That portion of the Purchase Price payable at closing.

           (iv) CLOSING STATEMENT. An executed original closing statement setting forth the Purchase Price and prorations between the parties.

           (v) OTHER DOCUMENTS. Any other documents which Buyer is obligated to deliver to Seller pursuant to this Agreement.

     12. DEFAULT.

        (a) BUYER DEFAULT. If Buyer defaults under this Agreement at or prior to the Closing Date by failing to complete Closing in accordance with the terms of this Agreement or fails to perform or observe any of the covenants or agreements to be performed by Buyer hereunder, then on the earlier of the Closing Date or the date of such default, the Deposit shall be paid to Seller by Escrowee. The Deposit shall be retained by Seller as liquidated damages and not as a penalty. The


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

retention of the Deposit shall be Seller's sole and exclusive remedy in the event of Buyer's failure to complete Closing, and Seller in such event waives any right, unless Closing is completed, to recover the balance of the Purchase Price. Seller and Buyer agree that the actual damages to Seller in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Deposit is a reasonable estimate thereof. If Seller shall retain the Deposit as liquidated damages, this Agreement shall be and become null and void and all copies will be surrendered to Seller; provided, nothing in this Paragraph shall limit Seller's rights against Buyer by reason of any indemnity or confidentiality obligations of Buyer to Seller set forth in this Agreement all of which shall survive the termination of this Agreement.

        (b) SELLER DEFAULT. If Seller defaults under this Agreement by failing to complete Closing in accordance with the terms of this Agreement, then Buyer shall be entitled, as Buyer's sole and exclusive remedy, to either (i) institute an action for specific performance of this Agreement; or (ii) seek reimbursement of the Deposit.

     13. NOTICES; COMPUTATION OF PERIODS.

        (a) NOTICES. All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, (ii) by nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (ii) above. Addresses and facsimile numbers of the parties are as follows:

        As to Seller:
        200 Four Falls Corporate Center
        Suite 208
        West Conshohocken, PA 19428
        Attention:   Stephen J. Butte
        Fax:  (484) 530-0131

        with copies at the same time to:

        Connell Foley LLP
        85 Livingston Avenue
        Roseland, New Jersey 07068
        Attention:  John D. Cromie, Esq.
        Fax:  (973) 535-9217

        As to Buyer:



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

        Fawn Realty L.L.C..
        26 Columbia Turnpike
        Florham Park, New Jersey 07932
        Attention: Charles Kushner
                   Richard Stadtmauer
        Fax: (973) 822-8481

        with a copy at the same time to:

        Brach Eichler Rosenberg Bernstein Hammer & Gladstone
        101 Eisenhower Parkway
        Roseland, New Jersey 07068
        Attention: Alan Hammer, Esq.
        Fax: (973) 228-7852

        As to Escrowee:

        Chicago Title Insurance Company
        c/o Professional Abstract & Title Agency, Inc.
        520 Westfield Avenue
        Elizabeth, New Jersey 07208
        Attention: Drew Swider

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel. Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earliest of (i) actual receipt or refusal by the addressee, or (ii) the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government or delivered to the overnight courier service.

        (b) COMPUTATION OF PERIODS. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the Commonwealth of Pennsylvania or the State in which the Premises is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

     14. FIRE OR OTHER CASUALTY.



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

        (a) CASUALTY INSURANCE. Seller agrees to maintain in effect until the Closing Date the fire and extended coverage insurance policies now in effect for the Premises.

        (b) CASUALTY DAMAGE. Subject to subparagraph (c) below, the obligations of the parties to complete Closing under this Agreement shall in no way be voided or impaired if the Premises or Personal Property, or any part thereof, shall be damaged or destroyed by fire or other casualty between the date of this Agreement and the Closing Date. If any such damage or destruction occurs after the date of this Agreement: (i) Seller shall provide Buyer with notice thereof,
(ii) the cash proceeds of all fire and extended coverage insurance policies attributable to the Premises or the Personal Property received by Seller or the holder of any mortgage encumbering the Premises prior to the Closing Date and not used for the repair of the Premises and the Personal Property (and Buyer hereby authorizes Seller to use the proceeds for such purpose) shall be applied on account of the cash portion of the Purchase Price payable at Closing and
(iii) all unpaid claims of Seller under such insurance policies attributable to the Premises and Personal Property shall be assigned by Seller to Buyer at the Closing.

        (c) RIGHT OF TERMINATION. Notwithstanding any of the preceding provisions of this Paragraph 14, if the cost to repair damage caused by fire or other casualty to the Premises exceeds Six Million Dollars ($6,000,000.00), Buyer shall have the right to terminate this Agreement by written notice to Seller. Upon such termination, the Deposit shall be returned by Escrowee to Buyer and neither party shall have any further rights or obligations under this Agreement (except for the indemnity and confidentiality obligations of Buyer to Seller set forth in Paragraph 16 of this Agreement which shall survive the termination of this Agreement). If Buyer desires to terminate this Agreement pursuant to this subparagraph (c), Buyer shall give a written notice of termination to Seller within ten (10) business days after Seller's notice to Buyer of the occurrence of the casualty. If Seller's notice pursuant to Paragraph 14(b)(i) is given to Buyer less than ten (10) business days prior to Closing, at Buyer's option Closing may be postponed to a date not earlier than ten (10) business days or later than thirty (30) days after Buyer's receipt of such notice. Notwithstanding anything to the contrary, in the event the Lender applies substantially all of the insurance proceeds in connection with a fire or other casualty to pay down the debt under the Existing Loan, the Buyer shall have the right to terminate this Agreement.

     15. ASSIGNABILITY.

        (a) LIMITED ASSIGNMENT. Subject to the further limitations in subparagraph (b) below, this Agreement, and all, but not part, of Buyer's rights under this Agreement, may be assigned by Buyer, without the prior written consent of Seller, to an entity which is qualified to do business in the State of New Jersey and which is managed or controlled by Charles Kushner; provided, however, that such assignment shall not release or relieve Buyer of and from any liability or obligation under this Agreement, and Buyer shall continue to be primarily liable to Seller under this Agreement. No such assignment shall be effective, however, unless and until Buyer shall


                                    16 of 29
have furnished to Seller both an executed copy of the assignment plus a written assumption agreement, in form satisfactory to Seller, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement. Seller shall have the right to rely in good faith on the genuineness and validity of the notice from Buyer of an assignment and to convey the Premises to the assignee without liability to Buyer or any other person. Buyer shall indemnify and save Seller harmless from and against any such liability in connection with such conveyance to the assignee.

        (b) SUCCESSORS AND ASSIGNS. Except as provided in subparagraph 15(a), Buyer may not assign or suffer an assignment of this Agreement and its rights under this Agreement, without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

     16. INSPECTION PERIOD.

        (a) RIGHT TO INSPECT. Buyer, and Buyer's agents and representatives, have completed their inspection of the Premises and Buyer is satisfied with the condition of the Premises. Seller represents and warrants, to the best of its knowledge and without independent investigation, that as of March 17, 2000 (i) there has been no material change in the condition of the Premises, ordinary wear and tear excepted, and (ii) it has not received any correspondence from any of the tenants at the Premises indicating the presence of any material defect in the condition of the Premises, ordinary wear and tear excepted. The costs of all inspections and examinations so performed shall be borne by Buyer.

        (b) NO LIENS PERMITTED. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Premises or any part thereof.

        (c) [intentionally deleted]

        (d) DELIVERIES. Buyer acknowledges that Seller has made available for inspection by Buyer the following:



                                    17 of 29

           (i) copies of plans and specifications for the Premises, to the extent currently in Seller's possession;

           (ii) the current books and records (excluding, however, tax records, internal memoranda, financial projections, appraisals and projected budgets) customarily prepared by or at Seller's request with respect to the Premises, including, without limitation, to the extent so prepared, all ledgers, records of income, expense, capital expenditures, utility bills and the most recent property tax bill;

           (iii) copies of all Existing Agreements currently in force with respect to the Premises;

           (iv) copies of all Existing Leases currently in force with respect to the Premises;

           (v) copies of environmental assessment reports listed on Schedule 16(d)(v);

           (vi) copies of engineering reports, title documents and surveys for the Premises to the extent currently in Seller's possession;

           (vii) copies of all service, maintenance and other contracts currently in force with respect to the Premises to the extent currently in Seller's possession;

           (viii) copies of all certificates of occupancy issued with respect to the Premises to the extent currently in Seller's possession;

           (ix) copies of real estate tax bills for the Premises for the most recent tax year.

        (e) NO WARRANTY. NOTWITHSTANDING THE PROVISIONS OF SUBPARAGRAPH 16(d), BUYER ACKNOWLEDGES THAT SOME OF THE MATERIALS DELIVERED BY SELLER HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHICH WERE NOT PREPARED BY SELLER.

        (f) Buyer shall hold as confidential all information concerning Seller or the Premises obtained by Buyer in connection with the transactions contemplated by this Agreement. Buyer shall not, prior to completion of Closing, release any such information relating to Seller or the Premises without Seller's prior written consent, except pursuant to court order or as may otherwise


                                    18 of 29
be required by law. Seller hereby consents to Buyer's disclosure of information relating to Seller or the Premises to Buyer's prospective mortgage lenders and investors, consultants, officers, directors and attorneys.

        (g) INDEMNIFICATION. Buyer shall (i) restore any damage to the Premises or any adjacent property arising from the exercise by Buyer of its rights under subparagraph 16(a) and (ii) indemnify, defend and save Seller and, as the case may be, its partners and its and their trustees, shareholders, directors, officers, members, employees, and agents (each, an "Indemnified Party") harmless from and against all claims, costs, liabilities and expenses (including without limitation attorneys' fees and court costs) incurred by any Indemnified Party and arising from the exercise by Buyer of its rights under subparagraph 16(a) or from the breach by Buyer of its obligations under subparagraph 16(f). Notwithstanding anything contained in this Agreement, in no event shall Seller's remedies or right to collect damages under this subparagraph 16(g) be limited to the Deposit or the amount thereof, and in such event Seller may pursue all rights and remedies available to Seller at law or equity.

     17. CONDEMNATION.

        (a) IMMATERIAL TAKING. If any part of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement which does not materially interfere with the use of the Premises for the purposes for which it is currently intended to be used, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof, net of any expenses to Seller, including attorneys' fees of collecting the same. Seller shall promptly furnish Buyer with a copy of the declaration of taking property after Seller's receipt thereof.

        (b) MATERIAL TAKING. If any such taking of a portion of the Premises materially interferes with the use of the Premises for the purposes for which it is currently intended to be used, either Seller or Buyer may terminate this Agreement by written notice to the other party. Upon the giving of such termination notice, this Agreement shall become null and void except for the indemnity obligations of Buyer to Seller set forth in this Agreement which will survive termination of this Agreement, and all executed counterparts of this Agreement shall be returned to Seller. If this Agreement is not so terminated pursuant to this subparagraph (b), the provisions of subparagraph (a) above shall govern.

     18. BROKERS.

        (a) Buyer represents and warrants to Seller that Buyer has dealt with no broker or other intermediary in connection with this transaction or the Premises other than Kislak Realty (the "Buyer's Disclosed Broker"). Buyer shall pay Buyer's Disclosed Broker a brokerage


                                    19 of 29
commission pursuant to a separate agreement. If any broker or other intermediary other than the Buyer's Disclosed Broker claims to have dealt with Buyer in connection with this transaction or the Premises, to have introduced the Premises to Buyer for sale, or to have been the inducing cause to the sale, Buyer shall indemnify, defend and save Seller harmless of and from any claim for commission or compensation by such broker or other intermediary.

        (b) Seller represents and warrants to Buyer that Seller has dealt with no broker in connection with this transaction or the Premises other than CB Richard Ellis, Inc. (the "Seller's Disclosed Broker"). Seller shall pay Seller's Disclosed Broker a brokerage commission pursuant to a separate agreement. If any broker or other intermediary other than the Seller's Disclosed Broker claims to have dealt with Seller in connection with this transaction or the Premises, or to have been the inducing cause to the sale, Seller shall indemnify, defend and save Buyer harmless of and from any claim for commission or compensation by such broker or other intermediary.

     19. CONDITION OF PREMISES.

        (a) NO WARRANTIES. THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PREMISES AND THE PERSONAL PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PREMISES, THE PERSONAL PROPERTY, THE ASSIGNED EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PREMISES, THE PERSONAL PROPERTY, THE ASSIGNED EXISTING AGREEMENTS HAVE BEEN PURCHASED BY BUYER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PREMISES OR THE PERSONAL PROPERTY OR THE AREAS SURROUNDING THE PREMISES, AS TO ANY MATTER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE


                                    20 of 29

THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. BUYER ACKNOWLEDGES THAT NEITHER SELLER, NOR ANY AGENT OR EMPLOYEE OF SELLER, NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS PARAGRAPH SHALL SURVIVE CLOSING, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PREMISES AND THE PERSONAL PROPERTY.

        (b) CONDITION OF DELIVERY. Seller has no obligation to deliver the Premises in a "broom clean" condition if it is currently not in broom clean condition, and at Closing Seller may leave in the Premises all items of personal property and equipment, partitions and debris as are now presently therein; provided, however, that in cases where an Existing Lease has terminated or expired, as of the Closing Date, Seller shall deliver the subject premises in good clean condition, ordinary wear and tear excepted.

        (c) SELLER REPAIRS. Between the date of the execution of this Agreement and the Closing Date, Seller shall perform such ordinary repairs to the Premises and the Personal Property as Seller has customarily previously performed to maintain them in substantially the same condition as they are as of the end of the Inspection Period, as said condition shall be changed by wear and tear and damage by fire or other casualty.

        (d) RELEASE. WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH 19(a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS, ATTORNEYS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES WHETHER SUIT IS INSTITUTED OR NOT) WHETHER KNOWN (PROVIDED THE SAME IF ACTUALLY KNOWN BY SELLER ARE DISCLOSED BY SELLER) OR UNKNOWN, LIQUIDATED OR CONTINGENT (COLLECTIVELY THE "CLAIMS") ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE


                                    21 of 29

AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURE OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER'S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER'S COUNSEL.

        (e) SELLER REPORTS. Buyer acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of environmental and engineering reports delivered to Buyer by Seller (collectively the "Reports") or other documents relating to the Reports, and Buyer shall have no claim against Seller based upon the Reports or such other documents relating to the Reports. Buyer further acknowledges that Buyer has had full opportunity to perform such environmental and engineering investigations as Buyer deems appropriate prior to entering into this Agreement or shall have such opportunity during the Inspection Period, and Buyer obtained or shall obtain its own environmental and engineering reports of the Premises. At Seller's request, Buyer agrees to provide Seller with copies of all environmental and engineering reports and appraisals ordered by Buyer with respect to the Premises.

        (f) EFFECT OF DISCLAIMERS. Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Premises and Personal Property are being sold subject to the provisions of Section d of this subparagraph 19 and that Seller would have charged a higher purchase price if the provisions in this Paragraph 19 were not agreed upon by Buyer.

     20. SURVIVAL OF PROVISIONS.

        (a) Except as otherwise provided in this Paragraph 20, acceptance by Buyer of the Deeds at Closing shall constitute an acknowledgment by Buyer of full performance by Seller of all of Seller's obligations under this Agreement and none of Seller's representations and warranties contained in this Agreement shall survive closing.

        (b) (i) Notwithstanding any provision to the contrary set forth in this Agreement, the agreements and obligations of Seller under Paragraphs 7 and 18 shall survive Closing, and the warranties and representations of Seller set forth in subparagraph 8(a) (the "Surviving Warranties") shall survive Closing under this Agreement for a period of six (6) months, and Seller's representations set forth on the Schedules and Exhibits attached to this Agreement shall survive the Closing of title for a period of three (3) months, provided however, the parties acknowledge that the Schedules and Exhibits attached hereto are incomplete and the parties shall endeavor to complete the Schedules and Exhibits within fourteen (14) days of this Agreement. Notwithstanding the foregoing, the representations and warranties of Seller contained in subparagraph 8(a)(vi) with respect to any Existing Lease shall not survive the delivery to Buyer of


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

a Tenant Estoppel Certificate to the extent such Tenant Estoppel Certificate confirms matters represented and warranted by Seller with respect to such Existing Lease, and the representations and warranties of Seller contained in subparagraph 8(a)(viii) shall not survive Closing to the extent the Lender confirms for Buyer matters represented and warranted by Seller in subparagraph 8(a)(viii). For example, if a Tenant Estoppel Certificate is received from a tenant and such certificate confirms some but not all of Seller's representations and warranties with respect to such Existing Lease contained in Paragraph 8(a)(vi), the representations and warranties of Seller with respect to the matters so confirmed shall not survive Closing and the representations and warranties of Seller with respect to the matters not so confirmed shall survive Closing as provided above.

           (ii) If Buyer determines that any of the Surviving Warranties are inaccurate in any material respect prior to the Closing Date, Buyer's sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination on or prior to the Closing Date. If Buyer fails to timely give such written termination notice to Seller, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) against Seller by reason of the inaccuracy of such warranty. If Buyer terminates this Agreement pursuant to this Paragraph, Buyer shall be entitled to the return of the Deposit, and upon the return of the Deposit to Buyer, neither Buyer nor Seller shall have any further rights nor obligations under this Agreement (except for the indemnity and confidentiality obligations of Buyer to Seller set forth in Paragraph 16 of this Agreement which will survive such termination).

           (iii) Seller shall have no liability to Buyer by reason of a breach or default of any of the Surviving Warranties unless Buyer shall have given to Seller written notice ("Warranty Notice") of such breach or default within six
(6) months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer's learning of such breach of warranty. In no event shall Seller's liability to Buyer by reason of a breach or default of any or all of the Surviving Warranties exceed $2,000,000.00, and Seller shall have no liability to Buyer for breach of the Surviving Warranties except to the extent of the loss incurred by Buyer as a result thereof exceeds $50,000.00. Any litigation to enforce any Surviving Warranty must be commenced within three (3) months from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.

        (c) Buyer's obligations under this Agreement as shall possibly imply performance or observance after the Closing Date shall survive closing, notwithstanding any presumption to the contrary; without in any manner limiting the generality of the foregoing provisions of this sentence, the obligations of Buyer under Paragraphs 7, 16, 18, 19, 20 and 23.

     21. ESCROW PROVISIONS.



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

        (a) INVESTMENT OF DEPOSIT. Escrowee shall invest the Deposit in such accounts, commercial paper, U.S. government securities, repurchase agreements or other instruments as Buyer shall from time-to-time direct and Seller may approve. Escrowee shall promptly advise Seller and Buyer of the investment of the Deposit. All interest earned on the Deposit shall be added to and deemed part of the Deposit. Interest shall follow the Deposit.

        (b) PAYMENT AT CLOSING. If the Closing is completed under this Agreement, Escrowee shall deliver the Deposit to Seller on the Closing Date on account of the Purchase Price.

        (c) OTHER PAYMENT. Notwithstanding anything contained in this Agreement, upon receipt of any written notice from Seller or Buyer claiming the Deposit pursuant to the provisions of this Agreement, Escrowee shall promptly forward a copy thereof to the other party and, unless such other party within ten (10) days thereafter notifies Escrowee of any objection to such request for the disbursement of the Deposit, Escrowee shall disburse the Deposit to the party demanding the same and Escrowee shall thereupon be released and discharged from any further duty or obligation under this Agreement.

        (d) STAKEHOLDER. Escrowee is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrowee is obligated to deliver the Deposit, or as to whom the Deposit is to be delivered, Escrowee may refuse to make any delivery and may continue to hold the Deposit until receipt by Escrowee of written authorization, signed by both Seller and Buyer, directing the disposition of the Deposit or, in the absence of such joint written authorization, until final determination of the rights of the parties in appropriate judicial proceeding. Escrowee may also bring an appropriate action or proceeding for leave to deposit the Deposit in a court of competent jurisdiction and to interplead Seller and Buyer. Upon making delivery of the Deposit, Escrowee shall have no further liability with respect to the Deposit. Seller and Buyer agree that the duties of Escrowee in its capacity as escrow holder under this Agreement are ministerial in nature and that Escrowee shall incur no liability except for its willful misconduct or gross negligence so long as Escrowee acts in good faith.

        (e) TAX INFORMATION. The federal tax identification number of Buyer is 22-3721938.

        (f) ESCROW FEES. Seller and Buyer shall each pay one-half of the fees and expenses, if any, due to Escrowee as compensation for its escrow services pursuant to this Agreement, and shall each reimburse Escrowee for one-half of the expenses incurred by Escrowee in discharging its duties and obligations as escrow holder under this Agreement.

     22. ISRA.

        (a) EVIDENCE OF ISRA COMPLIANCE. Seller shall use commercially reasonable efforts to obtain, as appropriate, from the New Jersey Department of Environmental Protection


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("NJDEP"): (i) a Letter of Nonapplicability ("LNA"); (ii) an approval of a
Negative Declaration ("Negative Declaration Approval"); (iii) a no further action letter; (iv) an approval of a de minimis quantity exemption application;
(v) an approval of a remediation agreement; or (vi) a Remediation in Progress Waiver ("Remediation in Progress Waiver," and together with the items set forth in (i), (ii), (iii), (iv) and (v), "Evidence of ISRA Compliance"). Seller shall provide Buyer with copies of all filings and submissions made by Seller pursuant to ISRA concurrently with the delivery of such filings or submissions to NJDEP and shall also provide Buyer with copies of all correspondence and responses received from NJDEP promptly after receipt thereof.

        (b) ISRA DEFECTS. If Seller shall be unable to obtain Evidence of ISRA Compliance with respect to any property comprising the Premises (such failure being referred to herein as an "ISRA Defect"), then the Closing Date shall be postponed (for a period not to exceed sixty (60) days) until such time as such ISRA Defect no longer exists. At such time as Seller shall obtain Evidence of ISRA Compliance with respect to each of the properties comprising the Premises, such that no ISRA Defect exists prior to the termination of such sixty (60) day period, the parties shall promptly proceed with the Closing. If Seller shall be unable to obtain Evidence of ISRA Compliance with respect to each of the properties comprising the Premises such that an ISRA Defect shall no longer exist prior to the termination of such sixty (60) day period, each of Seller and Buyer shall have the right to terminate this Agreement, provided, however, either party may upon written notice extend such sixty (60) day period for an additional thirty (30) days.

     23. MISCELLANEOUS.

        (a) CAPTIONS OR HEADINGS; INTERPRETATION. The captions or headings of the Paragraphs and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

        (b) AMENDMENTS AND WAIVERS. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.

        (c) NO RULE OF CONSTRUCTION. This Agreement has been negotiated at arms length by both Seller and Buyer, and no rule of construction shall be invoked against either party with respect to the authorship thereof or of any of the documents to be delivered by the respective parties at the closing.

        (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.



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

        (e) APPLICABLE LAW. This Agreement shall be governed and construed according to the laws of the state in which the Premises are located.

        (f) RIGHT TO WAIVE CONDITIONS OR CONTINGENCY. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

        (g) PARTIAL INVALIDITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

        (h) CONFIDENTIALITY. Buyer agrees to keep this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement without the written consent of Seller. This provision shall survive Closing.

        (i) AGREEMENT NOT TO BE RECORDED. This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record. If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Premises. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller's other rights and remedies, may treat such act as a default of this Agreement on the part of Buyer. However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this subparagraph 23(i).

        (j) TIME OF THE ESSENCE. Time, wherever specified herein for the performance by Seller or Buyer of any of their respective obligations hereunder, is hereby made and declared to be of the essence of this Agreement.

        (k) COMPUTATION OF PERIODS. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State in which the Premises is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.



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

        (l) EXHIBITS AND SCHEDULES. All exhibits and schedules annexed to this Agreement, which may be amended from time to time, are incorporated by reference into and made a part of this Agreement.

        (m) 1031 EXCHANGE. Seller advises Buyer that Seller may seek to effectuate a like-kind exchange as permitted under Section 1031 of the Internal Revenue Code of 1986 ("Code") relating to Seller's sale of the Premises. If Seller so elects, Buyer agrees to cooperate with Seller in order that Seller can effectuate a Section 1031 like-kind exchange and agrees to execute such documents as may be reasonably necessary in order to assist Seller in consummating such an exchange, including but not limited to, permitting Seller to assign this Agreement to a qualified intermediary; provided, however, that:

           (i) the total sum to be paid by Buyer for the Premises shall not exceed or be less than the Purchase Price;

           (ii) the Buyer's rights (and the Seller's obligations to Buyer) respecting all other provisions of this Agreement shall not be adversely affected by any such exchange, whether or not effected by Seller;

           (iii) Buyer's expenses with respect to the conveyance of the Premises shall be limited to the expenses it would have to expend under this Agreement without regard to this subparagraph 23(m) and Seller shall pay any additional expenses as may be occasioned by such exchange;

           (iv) Buyer shall not be required to undertake contractual or other liabilities or obligations by reason of the exchange other than the liabilities and obligations undertaken by it under the terms of this Agreement without regard to this subparagraph 23(m);

           (v) Buyer shall not in any way be liable to Seller or any other party whatsoever for any failure of the transaction to qualify as a tax free exchange under the Code; and

           (vi) Seller retains the right, but not the obligation, to prepare and provide to the qualified intermediary an allocation of the Purchase Price with respect to the Premises in order to facilitate the 1031 exchange; and

           (vii) Buyer shall not be obligated to take title to the exchange properties (i.e., the property which Seller seeks to acquire).



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

     IN WITNESS WHEREOF, the parties, intending legally to be bound, have executed this Agreement as of the date first above written.


                                   SELLER:
                                   ------


                                   FLIP/BRE II, Inc., a New Jersey corporation


                                   By: /s/ STEPHEN J. BUTTE
                                       ----------------------------------------
                                       Name:  Stephen J. Butte
                                       Title: Vice President


                                   MBP/BRE, L.L.C., a New Jersey limited
                                   liability company

                                   By: REA/SPC II, INC., a New Jersey
                                       corporation


                                   By: /s/ STEPHEN J. BUTTE
                                       ----------------------------------------
                                       Name:  Stephen J. Butte
                                       Title: Vice President


                                   OIP/BRE, L.L.C., a New Jersey limited
                                   liability company

                                   By: REA/SPC II, INC., a New Jersey
                                       corporation


                                   By: /s/ STEPHEN J. BUTTE
                                      -----------------------------------------
                                      Name:  Stephen J. Butte
                                      Title: Vice President


                                    28 of 29

                                   NJA/BRE, L.L.C., a New Jersey limited
                                   liability company

                                   By: REA/SPC II, INC., a New Jersey
                                       corporation


                                   By: /s/ STEPHEN J. BUTTE
                                      -----------------------------------------
                                      Name:  Stephen J. Butte
                                      Title: Vice President


                                   BUYER:
                                   -----

                                   CK BERGEN ASSOCIATES, L.L.C., a New Jersey limited liability company

                                   By: CK Bergen Realty Corp., a New Jersey
                                   corporation


                                   BY: /s/ RICHARD STADTMAUER
                                       ----------------------------------------
                                       Name:  Richard Stadtmauer
                                       Title: Vice President


                                   Agreed to and acknowledged with respect to the obligations set forth in Paragraphs 2, 3, 4, 12, 14 and 21 of this Agreement


                                   ESCROWEE:
                                   --------

                                   CHICAGO TITLE INSURANCE COMPANY
                                   c/o PROFESSIONAL ABSTRACT & TITLE
                                   AGENCY, INC.


                                   BY: /s/ ANDREW C. SWIDER
                                       ----------------------------------------
                                       Name:  Andrew C. Swider
                                       Title: Officer




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